                                                   Exhibit 23.1



                  Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-14058) of our report dated February 16, 1996 (except as to Notes 6 and 12, which are as of March 22, 1996), appearing within Exhibit 13.1 which has been incorporated by reference into various items of Michael Baker Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears as Exhibit
99.2 of this Form 10-K.



/s/ Price Waterhouse LLP
-------------------------
Price Waterhouse LLP
Pittsburgh, Pennsylvania
March 28, 1996